Exhibit 99

                                UTEK CORPORATION

                                 CODE OF ETHICS

SECTION I:        STATEMENT OF PURPOSE AND APPLICABILITY

         (A)      Statement of Purpose

                  It is the policy of UTEK Corporation (the "Company") that no affiliated person of the Company shall, in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by the Company,

                  (1) Employ any device, scheme or artifice to defraud the Company;

                  (2) Make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statement made, in light of the circumstances under which it is made, not misleading;

                  (3) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

                  (4) Engage in any manipulative practice with respect to the Company.

         (B)      Scope of the Code

                  In order to prevent the access persons, as defined in Section II, paragraph (A) below, of the Company from engaging in any of these prohibited acts, practices or courses of business, the Board of Directors of the Company has adopted this Code of Ethics.

SECTION II:       DEFINITIONS

         (A) Access Person. "Access Person" means any director, officer, or "Advisory Person" of the Company.

         (B) Advisory Person. "Advisory person" of the Company means: (i) any employee of the Company or of any company in a control relationship to the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of security.

         (C) Beneficial Interest. "Beneficial Interest" includes any entity, person, trust, or account with respect to which an Access Person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the

Exhibit 99


                  name of or for the benefit of the Access Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support.

         (D) Beneficial Ownership. "Beneficial Ownership" shall be determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect Beneficial Ownership shall apply to all securities, and not just equity securities, that an Access Person has or acquires. Rule 16a-1(a)(2) provides that the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in any equity security. Therefore, an Access Person may be deemed to have Beneficial Ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements.

         (E) Covered Security. "Covered Security" means a security as defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended (the "1940 Act"), except that it does not include (i) direct delegations of the Government of the United States; (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements; and (iii) shares issued by open-end funds.

         (F) Company. The "Company" means UTEK Corporation, a Delaware corporation.

         (G) Designated Officer. "Designated Officer" shall mean the officer of the Company designated by the Board of Directors from time to time to be responsible for management of compliance with this Code. The Designated Officer may appoint a designee to carry out certain of his or her functions pursuant to this Code.

         (H) Disinterested Director. "Disinterested Director" means a director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

         (I) Purchase or Sale of a Covered Security. Purchase or Sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a covered security, or the use of derivative product to take a position in a Covered Security.

SECTION III:      STANDARDS OF CONDUCT

         (A)      General Standards

                  (1) No Access Person shall engage, directly or indirectly, in any business transaction or arrangement for personal profit that is inconsistent with the best interests of the Company or its shareholders; nor shall he or she make use of any confidential information gained by reason of his or her employment by or affiliation with the Company or affiliates thereof in order to derive a personal profit for himself or herself or for any Beneficial Interest, in violation of the fiduciary duty owed to the Company or its shareholders.

Exhibit 99


                  (2) Any Access Person recommending or authorizing the purchase or sale of a Covered Security by the Company shall, at the time of such recommendation or authorization, disclose any Beneficial Interest in or Beneficial Ownership of such Covered Security or the issuer thereof.

                  (3) No Access Person shall dispense any information concerning Securities holdings or Securities transactions of the Company to anyone outside the Company, without obtaining prior written approval from the Designated Officer, or such person or persons as these individuals may designate to act on their behalf. Notwithstanding the preceding sentence, such Access Person may dispense such information without obtaining prior written approval:

                           (a) when there is a public report containing the same information;

                           (b) when such information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between the Company and its affiliates;

                           (c) when such information is reported to directors of the Company; or

                           (d) in the ordinary course of his or her duties on behalf of the Company.

                  (4) All personal securities transactions should be conducted consistent with this Code and in such a manner as to avoid actual or potential conflicts of interest, the appearance of a conflict of interest, or any abuse of an individual's position of trust and responsibility within the Company.

         (B)      Prohibited Transactions

                  (1) General Prohibition. No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which such Access Person knows or should have known at the time of such purchase or sale is being considered for purchase or sale by the Company, or is held in the portfolio of the Company unless such Access Person shall have obtained prior written approval for such purpose from the Designated Officer.

                           (a) An Access Person who becomes aware that the Company is considering the purchase or sale of any Covered Security by any person (an issuer) must immediately notify the Designated Officer of any interest that such Access Person may have in any outstanding Covered Securities of that issuer.

                           (b) An Access Person shall similarly notify the Designated Officer of any other interest or connection that such Access Person might have in or with such issuer.

Exhibit 99


                           (c) Once an Access Person becomes aware that the Company is considering the purchase or sale of a Covered Security or that the Company holds a Covered Security in its portfolio, such Access Person may not engage, without prior approval of the Designated Officer, in any transaction in any Covered Securities of that issuer.

                           (d) The notifications or permission may be provided verbally, but should be confirmed in writing as soon and with as much detail as possible.

                  (2) Gifts. No Access Person may accept, directly or indirectly, any gift, favor, or service of more than a de minimis value from any person with whom he or she transacts business on behalf of the Company under circumstances when to do so would conflict with the Company's best interests or would impair the ability of such person to be completely disinterested when required, in the course of business, to make judgments and/or recommendations on behalf of the Company.

                  (3) Service as Director. No Access Person shall serve on the board of directors of a portfolio company of the Company without prior written authorization of the Designated Officer based upon a determination that the board service would be consistent with the interests of the Company and its shareholders.

SECTION IV:       PROCEDURES TO IMPLEMENT CODE OF ETHICS

The following reporting procedures have been established to assist Access Persons in avoiding a violation of this Code, and to assist the Company in preventing, detecting, and imposing sanctions for violations of this Code. Every Access Person must follow these procedures. Questions regarding these procedures should be directed to the Designated Officer.

         (A)      Applicability

                  All Access Persons are subject to the reporting requirements set forth in Section IV(B) except:

                  (1) with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control;

                  (2) a Disinterested Director who would be required to make a report solely by reason of being a Director need not make an annual holdings report.

                  (3) an Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company with respect to the Access Person.

         (B)      Report Types

Exhibit 99


                  (1) Initial Holdings Report. An Access Person must file an initial report not later than 10 days after that person became an Access Person. The initial report must (a) contain the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (b) identify any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person, and (c) indicate the date that the report is filed with the Designated Person. A copy of a form of such report is attached hereto as Exhibit B.

                  (2) Quarterly Transaction Report. An Access Person must file a quarterly transaction report not later than 10 days after the end of a calendar quarter. With respect to any transaction made during the reporting quarter, the quarterly transaction report must contain (a) the transaction date, title, interest date and maturity date (if applicable), the number of shares and the principal amount of each Covered Security; (b) the nature of the transaction; (c) the price of the Covered Security at which the transaction occurred; (d) the name of the broker, dealer or bank through which the transaction was effected; and (e) the date that the report is submitted by the Access Person. A copy of a form of such report is attached hereto as Exhibit C.

                  (3) Annual Holdings Report. An Access Person must file an annual holdings report not later than 30 days after the end of a fiscal year. The annual report must contain (a) the title, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and (c) the date the report is submitted. A copy of a form of such report is attached hereto as Exhibit D.

                  (4) Confirmations and Account Statements. In lieu of providing a quarterly transaction report, an Access Person may direct his or her broker to provide to the Designated Officer (a) duplicate confirmations of all transactions in any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, and (b) copies of periodic statements for all investment accounts in which they have Beneficial Ownership.

                  (5) Company Reports. No less frequently than annually, the Company must furnish to the Board of Directors, and the Board of Directors must consider, a written report that:

                           (a) describes any issues arising under the Code of Ethics since the last report to the Board of Directors, including but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

Exhibit 99


                           (b) certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

         (C) Disclaimer of Beneficial Ownership. Any report required under this Section IV may contain a statement that the report shall not be construed as an admission by the person submitting such duplicate confirmation or account statement or making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

         (D) Review of Reports. The reports, duplicate confirmations, and account statements required to be submitted under this Section IV shall be delivered to the Designated Officer. The Designated Officer shall review such reports, duplicate confirmations, and account statements to determine whether any transactions recorded therein constitute a violation of the Code of Ethics. Before making any determination that a violation has been committed by any Access Person, such Access Person shall be given an opportunity to supply additional explanatory material. The Designated Officer shall maintain copies of the reports, duplicate confirmations, and account statements as required by Rule 17j-1(d).

         (E) Acknowledgment and Certification. Upon becoming an Access Person and annually thereafter, all Access Persons shall sign an acknowledgment and certification of their receipt of and intent to comply with this Code in the form attached hereto as Exhibit A and return it to the Designated Officer.

         (F) Records. The Company shall maintain records with respect to this Code in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission (the "SEC").

                  (1) A copy of this Code and any other Code of Ethics of the Company that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

                  (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

                  (3) A copy of each report made or duplicate confirmation or account statement received pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

                  (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

                  (5) A record of any decision, and the reasons supporting the decision, to approve a request by an Access Person to purchase or sell any Covered Security shall be

Exhibit 99


                           maintained for at least five years after the end of the fiscal year in which the request is approved.

         (G) Obligation to Report a Violation. Every Access Person who becomes aware of a violation of this Code of Ethics by any person must report it to the Designated Officer, who shall report it to appropriate management personnel. The management personnel will take such disciplinary action that they consider appropriate under the circumstances. In the case of officers or other employees of the Company, such action may include removal from office. If the management personnel consider disciplinary action against any person, they will cause notice thereof to be given to that person and provide to that person the opportunity to be heard. The Board of Directors will be notified, in a timely manner, of remedial action taken with respect to violations of the Code of Ethics.

         (H) Confidentiality. All reports of Covered Securities transactions, duplicate confirmations, account statements and other information filed with the Company or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC.

SECTION V:        SANCTIONS

Upon determination that a violation of this Code has occurred, appropriate management personnel of the Company may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. All violations of this Code and any sanctions imposed with respect thereto shall be reported in a timely manner to the Board of Directors of the Company.

Exhibit 99

                                    EXHIBIT A
                        ACKNOWLEDGMENT AND CERTIFICATION

I acknowledge receipt of the Code of Ethics of UTEK Corporation. I have read and understand such Code of Ethics and agree to be governed by it at all times. Further, if I have been subject to the Code of Ethics during the preceding year, I certify that I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.



                                       -----------------------------------------
                                       (signature)



                                       -----------------------------------------
                                       (please print name)

Date:
     ----------------------------

Exhibit 99

                                    EXHIBIT B
                             INITIAL HOLDINGS REPORT

Name                                          Date
     ----------------------------------            -----------------------------

            NAME OF ISSUER                         NUMBER OF SHARES                      PRINCIPAL AMOUNT
            --------------                         ----------------                      ----------------

         I certify that the foregoing is a complete and accurate list of all securities in which I have any Beneficial Ownership.



                                       -----------------------------------------
                                       Signature

Exhibit 99

                                    EXHIBIT C
                          QUARTERLY TRANSACTION REPORT

Name                                          Date
     ----------------------------------            -----------------------------

                                                                                                                       NAME OF
                                   NUMBER                                                                              BROKER/
                   NAME OF           OF          INTEREST        MATURITY        PRINCIPAL         TYPE OF             DEALER/
DATE               ISSUER          SHARES          DATE            DATE           AMOUNT         TRANSACTION             BANK
----               -------         ------        --------        --------        ---------       -----------           -------

         I certify that the foregoing is a complete and accurate list of all transactions for the covered period in securities in which I have any Beneficial Ownership.



                                       -----------------------------------------
                                       Signature

Exhibit 99

                                    EXHIBIT D
                             ANNUAL HOLDINGS REPORT

Name                                          Date
     ----------------------------------            -----------------------------

                                                                                                         NAME OF
                                                                                                     BROKER/DEALER/
NAME OF ISSUER                 NUMBER OF SHARES                 PRINCIPAL AMOUNT                           BANK
--------------                 ----------------                 ----------------                     --------------

         I certify that the foregoing is a complete and accurate list of all securities in which I have any Beneficial Ownership.



                                        ----------------------------------------
                                        Signature

Exhibit 99

                                    EXHIBIT E
                     PERSONAL SECURITIES ACCOUNT INFORMATION

Name                                          Date
     ----------------------------------            -----------------------------


               SECURITIES
          FIRM NAME AND ADDRESS                        ACCOUNT NUMBER                           ACCOUNT NAME(S)
          ---------------------                        --------------                           ---------------

         I certify that the foregoing is a complete and accurate list of all securities accounts in which I have any Beneficial Ownership.



                                       -----------------------------------------
                                       Signature